INVESTMENT COMPANY BOND

GREAT AMERICAN INSURANCE COMPANY

(A Stock Insurance Company, Herein Called the Underwriter)



DECLARATIONS
	Bond No.  234-62-64 - 01
Item 1.	Name of Insured (herein called Insured):   Small Cap
Value Fund, Inc.
	Principal Address:
    8150 N. Central Expressway, #M1120

                       Dallas, TX 75206
Item 2.	Bond Period from 12:01 a.m. 12/26/2009 to 12:01 a.m.
12/26/2010 the effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of said dates.
Item 3.	Limit of Liability - Subject to Sections 9, 10 and 12
hereof,

	Amount applicable to

		    Limit of Liability    Deductible
	Insuring Agreement (A)-FIDELITY	$250,000	$0
	Insuring Agreement (B)-ON PREMISES	$250,000
$5,000
	Insuring Agreement (C)-IN TRANSIT	$250,000
$5,000

	Insuring Agreement (D)-FORGERY OR ALTERATION	$250,000
	$5,000
	Insuring Agreement (E)-SECURITIES	$250,000
$5,000
	Insuring Agreement (F)-COUNTERFEIT CURRENCY	$250,000
	$5,000
	Insuring Agreement (G)-STOP PAYMENT	$100,000	$5,000


	Insuring Agreement (H)-UNCOLLECTIBLE ITEMS OF DEPOSIT	$100,000
	$5,000
	Insuring Agreement (I)-AUDIT EXPENSE	$100,000	$5,000

	Insuring Agreement (J)-TELEFACSIMILE TRANSMISSIONS	$250,000
	$5,000
	Insuring Agreement (K)-UNAUTHORIZED SIGNATURES	$100,000
$5,000

	Optional Insuring Agreements and Coverages

	Insuring Agreement (L)-COMPUTER SYSTEMS	$250,000	$5,000
	Insuring Agreement (M)-AUTOMATED PHONE SYSTEMS	Not Covered
N/A

	If 'Not Covered' is inserted above opposite any specified Insuring
 Agreement or Coverage, such 	Insuring Agreement or Coverage and any other
 reference thereto in this bond shall be deemed to be 	deleted therefrom.

Item 4.	Offices or Premises Covered-Offices acquired or established subsequent to the effective date of this bond are covered according to the terms of General Agreement A. All the Insureds offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows:  N/A

Item 5.	The liability of the Underwriter is subject to the terms of the following riders attached hereto:  Riders
	No.  1
Item 6.	The Insured by the acceptance of this bond gives to the Underwriter
 terminating or cancelling prior 	bond(s) or policy(ies) No.(s)  N/A
   such termination or cancellation to be effective as of the time this bond becomes effective.




INVESTMENT COMPANY BOND

	The Underwriter, in consideration of an agreed premium, and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured, in accordance with Insuring Agreements hereof to which an amount of insurance is applicable as set forth in Item 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond period, to indemnify and hold harmless the Insured for:

INSURING AGREEMENTS


(A)	FIDELITY

		Loss resulting from any dishonest or fraudulent act(s), including Larceny or Embezzlement committed by an Employee, committed anywhere and whether committed alone or in collusion with others, including loss of Property resulting from such acts of an Employee, which Property is held by the Insured for any purpose or in any capacity and whether so held gratuitously or not and whether or not the Insured is liable therefor.
		Dishonest or fraudulent act(s) as used in this Insuring
Agreement
 shall mean only dishonest or fraudulent act(s) committed by such Employee with the manifest intent:
		(a)	to cause the Insured to sustain such loss; and

		(b)	to obtain financial benefit for the Employee, or for
 				any other person or organization intended by
 the 				Employee to receive such benefit, other than
salaries, 			commissions, fees, bonuses, promotions,
awards,
 				profit sharing, pensions or other employee
 benefits
 				earned in the normal course of employment.


(B)  ON PREMISES

		Loss of Property (occurring with or without negligence or violence)
 through robbery, burglary, Larceny, theft, holdup, or other fraudulent means, misplacement, mysterious unexplainable disappearance, damage thereto or destruction thereof, abstraction or removal from the possession, custody or control of the Insured, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is (or is supposed or believed by the Insured to be) lodged or deposited within any offices or premises located anywhere, except in an office listed in Item 4 of the Declarations or amendment thereof or in the mail or with a carrier for hire other than an armored motor vehicle company, for the purpose of transportation.

Offices and Equipment

		(1)	Loss of or damage to furnishings, fixtures, stationary,
			supplies or equipment, within any of the Insureds offices covered under this bond caused by Larceny or
		theft in, or by burglary, robbery or hold-up of such
		office, or attempt thereat, or by vandalism or
	malicious mischief; or
(2) loss through damage to any such office by Larceny or theft in, or by burglary,
 robbery or hold-up of such                      office or attempt thereat.


(C)  IN TRANSIT

		Loss of Property (occurring with or without negligence or violence) through robbery, Larceny, theft, hold-up, misplacement, mysterious unexplainable disappearance, being lost or otherwise made away with, damage thereto or destruction thereof, and loss of subscription, conversion, redemption or deposit
 privileges through the misplacement or loss of Property, while the Property is in transit anywhere in the custody of any person or persons acting as messenger, except while in the mail or with a carrier for hire, other than an armored motor vehicle
 company, for the purpose of transportation, such transit to begin immediately upon receipt of such Property by the transporting person or persons, and to end immediately upon delivery thereof at destination.

(D)		FORGERY OR ALTERATION

	Loss through FORGERY or ALTERATION of, on or in any bills of exchange, checks, drafts, acceptances, certificates of deposit, promissory notes, or other
 written promises, orders or directions to pay sums certain in money due bills, money orders, warrants, orders upon public treasuries, letters of credit, written instructions, advices or applications directed to the Insured, authorizing or acknowledging the transfer, payment, delivery or receipt of funds or Property, which instructions or advices or applications purport to have been signed or endorsed by any customer of the Insured, shareholder or subscriber to shares, whether certificated or uncertificated, of any Investment Company or by any financial or banking institution or stock-broker but which instructions, advices or applications either bear the forged signature or endorsement or have been altered without the knowledge and consent of such customer, shareholder or subscriber to shares, whether certificated or uncertificated, of an Investment Company, financial or banking institution or stockbroker, withdrawal orders or receipts for the withdrawal of funds or Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer, or of another Investment Company for which the Insured acts as agent, excluding, however,
any loss covered under Insuring Agreement (F) hereof whether or not coverage for Insuring Agreement (F) is provided for in the Declarations of this bond.
	Any check or draft (a) made payable to a fictitious payee and endorsed in the name of such fictitious payee or (b) procured in a transaction with the maker or drawer thereof or with one acting as an agent of such maker or drawer or anyone impersonating another and made or drawn payable to the one so impersonated and endorsed by anyone other than the one impersonated, shall be deemed to be forged as to such endorsement.
	Mechanically reproduced facsimile signatures are treated the same as handwritten signatures.

(E)  SECURITIES

	Loss sustained by the Insured, including loss sustained by reason of a violation of the constitution, by-laws, rules or regulations of any Self
 Regulatory Organization of which the Insured is a member or which would have been imposed upon the Insured by the constitution, by-laws, rules or regulations of any Self Regulatory Organization if the Insured had been a member thereof,

	(1)	through the Insureds having, in good faith and in the
	course of business, whether for its own account or for
the account of others, in any representative, 			fiduciary,
agency or any other capacity, either 			gratuitously or
otherwise,
 purchased or otherwise 			acquired, accepted or
 received,
or sold or delivered, 		or given any value, extended any credit or
assumed 			any liability, on the faith of, or otherwise
 acted upon, 		any securities, documents or other written
		instruments which prove to have been
		(a)	counterfeited, or
		(b)	forged as to the signature of any maker, drawer,
			issuer, endorser, assignor, lessee, transfer agent
			or registrar, acceptor, surety or guarantor or as
			to the signature of any person signing in any
		other capacity, or
		(c)	raised or otherwise altered, or lost, or stolen, or

	(2)	through the Insureds having, in good faith and in the
course of business, guaranteed in writing or 			witnessed any
 signatures whether for valuable 			consideration or not
and whether or not such 			guaranteeing or witnessing is
ultra vires the Insured, 		upon any transfers, assignments, bills
 of sale, powers 		of attorney, guarantees, endorsements or other
			obligations upon or in connection with any securities, documents or other written instruments and which
pass or purport to pass title to such securities, 		documents
 or other written instruments; 				EXCLUDING, losses
caused
 by FORGERY or 			ALTERATION of, on or in those instruments
			covered under Insuring Agreement (E) hereof.


	Securities, documents or other written instruments shall be deemed to mean original (including original counterparts) negotiable or non-negotiable agreements which in and of themselves represent an equitable interest, ownership, or debt, including an assignment thereof which instruments are in the ordinary course of business, transferable by delivery of such agreements with any necessary endorsement or assignment.
	The word 'counterfeited' as used in this Insuring Agreement shall be deemed to mean any security, document or other written instrument which is intended to deceive and to be taken for an original.
	Mechanically reproduced facsimile signatures are treated the same as handwritten signatures.

(F)	COUNTERFEIT CURRENCY

	Loss through the receipt by the Insured, in good faith, of any counterfeited money orders or altered paper currencies or coin of the
 United States of America or Canada issued or purporting to have been issued by the United States of America or Canada or issued pursuant to a United States of America or Canadian statute for use as currency.

(G)	STOP PAYMENT

	Loss against any and all sums which the Insured shall become obligated to pay by reason of the Liability imposed upon the Insured by law for damages:

		For having either complied with or failed to comply with any written notice of any customer, shareholder or subscriber of the Insured or any Authorized
	Representative of such customer, shareholder or subscriber to stop payment of any check or draft made or drawn by such customer, shareholder or subscriber or any Authorized Representative of such customer, shareholder or subscriber, or

		For having refused to pay any check or draft made or drawn by any customer, shareholder or subscriber of the Insured, or any Authorized Representative of such customer, shareholder or subscriber.

(H)	UNCOLLECTIBLE ITEMS OF DEPOSIT

	Loss resulting from payments of dividends or fund shares, or withdrawals permitted from any customers, shareholders or subscribers
account based upon Uncollectible items of Deposit of a customer, shareholder or subscriber credited by the Insured or the Insureds agent to such customers, shareholders or subscribers Mutual Fund Account: or
	loss resulting from any item of Deposit processed through an Automated Clearing House which is reversed by the customer, shareholder or subscriber and deemed uncollectible by the Insured.
	Loss includes dividends and interest accrued not to exceed 15% of the Uncollectible items which are deposited.
	This Insuring Agreement applies to all Mutual Funds with
 'exchange
privileges' if all Fund(s) in the exchange program are insured by a Great
American Insurance Company of Cincinnati, OH for Uncollectible Items of Deposit. Regardless of the number of transactions between Fund(s) the minimum number of days of deposit within the Fund(s) before withdrawal as declared in the Fund(s) prospectus shall begin from the date a deposit was first credited to any Insured Fund(s).

(I)	  AUDIT EXPENSE

		Expense incurred by the Insured for that part of the costs
 of audits or examinations required by any governmental regulatory authority to be conducted either by such authority or by an independent accountant by reason of the discovery of loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of any of the Employees. The total liability of the Underwriter for such expense by reason of such acts of any Employee or in which such Employee is concerned or implicated or with respect to any one audit or examination is limited to the amount stated opposite Audit Expense in Item 3 of the Declarations;
 it being understood, however, that such expense shall be deemed to be a loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of one or more of the Employees and the liability under this paragraph shall be in addition to the Limit of Liability stated in Insuring Agreement (A) in Item 3 of the Declarations.

 (J)	  TELEFACSIMILE TRANSMISSIONS

		Loss resulting by reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed
to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of
 any account, or the giving of value by the Insured, but only if such telefacsimile instructions:
		(i)	bear a valid test key exchanged between the
Insured
 			and a customer or another financial institution
 with
				authority to use such test key for
Telefacsimile
 				instructions in the ordinary course
 of business,
 but 				which test key has been wrongfully
obtained by a
				person who was not authorized to
initiate, make,
				validate or authenticate a test
key arrangement;
 and
		(ii)	fraudulently purport to have been sent by such
		customer or financial institution, but which telefacsimile instructions are transmitted without the knowledge or consent of such customer or financial institution by a person other than such customer or financial institution and which bear a forged signature.
			'Telefacsimile' means a system of transmitting written documents by electronic signals over telephone lines to equipment maintained by the
		Insured within its communication room for the purposes of reproducing a copy of said document. It does not mean electronic communication sent by Telex, TWC, or electronic mail, or Automated
Clearing House.

(K) 	UNAUTHORIZED SIGNATURES

	Loss resulting directly from the Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customers account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

	It shall be a condition precedent to the Insureds right to recovery under this Insuring Agreement that the Insured shall have on file signatures of all persons who are authorized signatories on such account.



GENERAL AGREEMENTS


(A)	ADDITIONAL OFFICES OR EMPLOYEES-	CONSOLIDATION OR
MERGER-NOTICE

	(1)	If the Insured shall, while this bond is in force,
			establish any additional office or offices,
such office 		or offices shall be automatically covered
 hereunder 			from the dates of their establishment,
 respectively.  			No notice to the Underwriter
 of an increase during 			any premium period in the
number of offices or in 			the number of Employees
 at any of the offices 			covered hereunder need be given
and no additional 			premium need be paid for the
remainder of such 			premium period.

	(2)	If an Investment Company, named as Insured herein,
		shall, while this bond is in force, merge or
		consolidate with, or purchase the assets of another
			institution, coverage for such acquisition shall
apply 		automatically from the date of acquisition.  The
		Insured shall notify the Underwriter of such within 60 days of said date, and an
	additional premium shall be computed only if such acquisition involves additional offices or employees.

(B)	WARRANTY

	No statement made by or on behalf of the Insured, whether contained in the application or otherwise, shall be deemed to be a warranty of anything except that it is true to the best of the knowledge and belief of the person making the statement.

(C)	COURT COSTS AND ATTORNEYS FEES (Applicable 	to all Insuring
 Agreements or Coverages now or hereafter 	forming part of this bond)

	The Underwriter will Indemnify the Insured against court costs and reasonable attorneys fees incurred and paid by the Insured in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled of any suit or legal proceeding brought against the Insured to enforce the Insureds liability or alleged liability on account of any loss, claim or damage which, if established against the Insured, would constitute a loss sustained by the Insured covered under the terms of this bond provided, however, that with respect to Insuring Agreement (A) this indemnity shall apply only in the event that

	(1)	an Employee admits to being guilty of any dishonest
	or fraudulent act(s), including Larceny or
	Embezzlement; or
	(2)	an Employee is adjudicated to be guilty of any
	dishonest or fraudulent act(s), including Larceny or
Embezzlement;
	(3)	in the absence of (1) or (2) above an arbitration panel
		agrees, after a review of an agreed statement of facts, that an Employee would be found guilty of dishonesty if such Employee were prosecuted.

	The Insured shall promptly give notice to the Underwriter of any such suit or legal proceeding and at the request of the Underwriter shall furnish it with copies of all pleadings and other papers therein. At the Underwriters election the Insured shall permit the Underwriter to conduct the defense of such suit or legal proceeding, in the Insures name, through attorneys of the Underwriter's selection. In such event, the Insured shall give all reasonable information and assistance which the Underwriter shall deem necessary to the proper defense of such suit or legal proceeding.
	If the Insureds liability or alleged liability is greater than the amount recoverable under this bond, or if a Deductible Amount is applicable, the liability of the Underwriter under this General Agreement is limited to that percentage of litigation expense determined by pro ration of the bond limit of liability to the amount claimed, after the application of any deductible. This litigation expense will be in addition to the Limit of Liability for the applicable Insuring Agreement.


(D)	FORMER EMPLOYEE

	Acts of Employee, as defined in this bond, are covered under Insuring Agreement (A) only while the Employee is in the Insureds employ.
  Should loss involving a former Employee of the Insured be discovered subsequent to the termination of employment, coverage would still apply under Insuring Agreement (A) if the direct proximate cause of the loss occurred while the former Employee performed duties within the scope of his/her employment.




THE FOREGOING INSURING AGREEMENTS AND
GENERAL AGREEMENTS ARE SUBJECT TO
THE FOLLOWING CONDITIONS AND
LIMITATIONS:



SECTION 1.	DEFINITIONS

	The following terms, as used in this bond, shall have the respective meanings stated in this Section:

	(a)	'Employee' means:
		(1)	any of the Insureds officers, partners, or
				employees, and
		(2)	any of the officers or employees of any
			predecessor of the Insured whose principal
			assets are acquired by the Insured by
			consolidation or merger with, or purchase of
				assets of capital stock of such
predecessor, and
		(3)	attorneys retained by the Insured to perform
			legal services for the Insured and the employees of such attorneys while such attorneys or the employees of such attorneys are performing
			such services for the Insured, and
		(4)	guest students pursuing their studies or duties in
			any of the Insureds offices, and
		(5)	directors or trustees of the Insured, the
				investment advisor, underwriter
(distributor),
			transfer agent, or shareholder accounting record keeper, or administrator authorized by written agreement to keep financial and/or other
			required records, but only while performing acts coming within the scope of the usual duties of an officer or employee or while acting as a
member of any committee duly elected or
appointed to examine or audit or have custody
of or access to the Property of the Insured, and
		(6)	any individual or individuals assigned to
			perform the usual duties of an employee within
		the premises of the Insured by contract, or by
		any agency furnishing temporary personnel on a
	contingent or part-time basis, and
		(7)	each natural person, partnership or corporation
			authorized by written agreement with the Insured to perform services as electronic data processor of checks or other accounting records of the Insured, but excluding any such processor who acts as transfer agent or in any other agency

			capacity in issuing checks, drafts or securities
				for the Insured, unless included under
Sub-
				section (9) hereof, and
		(8)	those persons so designated in section 15,
		Central Handling of Securities, and
		(9)	any officer, partner or Employee of
			a)	an investment advisor,
			b)	an underwriter (distributor),

			c)	a transfer agent or shareholder accounting
				record-keeper, or
			d)	an administrator authorized by written
				agreement to keep financial and/or other
					required records,
			for an Investment Company, named as Insured
		while performing acts coming within the scope of the usual duties of an officer or Employee of any Investment Company named as Insured herein, or while acting as a member of any committee duly elected or appointed to examine or audit or have custody of or access to the
	Property of any such Investment Company, provided that only Employees or partners of a transfer agent, shareholder accounting record-

keeper or administrator which is an affiliated person as defined in the Investment Company
Act of 1940, of an Investment Company named as Insured or is an affiliated person of the
	adviser, underwriter or administrator of such Investment Company, and which is not a bank, shall be included within the definition of Employee.


			Each employer of temporary personnel or
				processors as set forth in Sub-Sections
 (6) and 				(7) of Section 1 (a) and their
partners, officers 				and employees shall
 collectively be deemed to 			be one person for all
 the purposes of this bond, 			excepting, however, the
last paragraph of 				Section 13.
		Brokers, or other agents under contract or
		representatives of the same general character shall
		not be considered Employees.
	(b)	'Property' means money (i.e. currency, coin, bank
		notes, Federal Reserve notes), postage and revenue stamps, U.S. Savings Stamps, bullion, precious
	metals of all kinds and in any form and articles made therefrom, jewelry, watches, necklaces, bracelets, gems, precious and semi-precious stones, bonds,
securities, evidences of debts, debentures, scrip,
certificates, interim receipts, warrants, rights, puts,
calls, straddles, spreads, transfers, coupons, drafts,
bills of exchange, acceptances, notes, checks,
withdrawal orders, money orders, warehouse
receipts, bills of lading, conditional sales contracts,
abstracts of title, insurance policies, deeds, mortgages
under real estate and/or chattels and upon interests
therein, and assignments of such policies, mortgages
and
instruments, and other valuable papers, including
books
of account and other records used by the
Insured in the conduct of its business, and all other
	instruments similar to or in the nature of the
foregoing including Electronic Representations of
such Instruments enumerated above (but excluding
all data processing records) in which the Insured has
 interest or in which the Insured
acquired or should 		have acquired an interest
by reason of a 				predecessors
declared financial condition at the time 	of the
 Insureds consolidation or merge with, or 	purchase
 of the principal assets of, such predecessor
or which are held by the Insured for any purpose or
	in any capacity and whether so held by the Insured
			for any purpose or in any capacity
and whether so 			held gratuitously or not and
 whether or not the 			Insured is liable therefor.
	(c)	'Forgery' means the signing of the name of another
with the intent to deceive; it does not include the
signing of ones own name with or without authority,
in any capacity, or for any purpose.
	(d)	'Larceny and Embezzlement' as it applies to any
named Insured means those acts as set forth in
Section 37 of the Investment Company Act of 1940.
	(e)	'Items of Deposit' means any one or more checks
and drafts.


SECTION 2. EXCLUSIONS

THIS BOND DOES NOT COVER:

	(a)	loss effected directly or indirectly by means of
		forgery or alteration of, on or in any instrument,
		except when covered by Insuring Agreement (A),
	(D), (E) or (F).
	(b)	loss due to riot or civil commotion outside the United
States of America and Canada; or loss due to
military, naval or
 usurped power, war or insurrection 		unless such loss
occurs in transit
in the circumstances 		recited in Insuring Agreement (D),
and unless, when
 		such transit was initiated, there was no knowledge of
such riot, civil commotion, military, naval or usurped
power, war or
insurrection on the part of any person 		acting for the
Insured in
initiating such transit.
	(c)	loss, in time of peace or war, directly or
indirectly
caused by or resulting from the effects of nuclear
fission or
fusion or radioactivity; provided, however, 		that this
 paragraph shall
not apply to loss resulting 	from industrial uses
 of nuclear
energy.
	(d)	loss resulting from any wrongful act or acts
 of any
person who is a member of the Board of Directors of
the Insured or a member
of any equivalent body by 			whatsoever
name known unless such person
is also
		an Employee or an elected official, partial owner
 or 		partner
 of the Insured in some other capacity, nor, in
any event, loss
 resulting from the act or acts of any 			person
while acting in the
 capacity of a member of 			such Board or
equivalent body.
	(e)	loss resulting from the complete or partial
nonpayment of, or default upon, any loan or
transaction in the
nature of, or amounting to, a loan 			made by
or obtained from
the Insured or any of its 			partners,
directors or Employees,
 whether authorized
		or unauthorized and whether procured in good faith
or through trick, artifice, fraud or false pretenses,
unless
such loss is covered under Insuring Agreement 		(A),
(E) or (F).
	(f)	loss resulting from any violation by the Insured
or by
any Employee
		(1)	of law regulating (a) the issuance,
purchase or
		sale of securities, (b) securities transactions
	upon Security Exchanges or over the counter
market, (c) Investment Companies, or (d)
Investment
Advisors, or
		(2)	of any rule or regulation made pursuant
to any
such law.
		unless such loss, in the absence of such laws,
rules or
regulations, would be covered under Insuring
Agreements (A) or (E).
	(g)	loss of Property or loss of privileges through the
misplacement or loss of Property as set forth in
Insuring Agreement (C) or (D) while the Property is
users of its service, and (c) all other insurance and indemnity
in force in whatsoever form carried by or 		for the
benefit of users
of said armored motor vehicle 		companys service, and
then this bond
shall cover 			only such excess.
	(h)	potential income, including but not limited to
interest
		and dividends, not realized by the Insured because of
		a loss covered under this bond, except as included
			under Insuring Agreement (I).
	(i)	all damages of any type for which the Insured is
			legally liable, except direct compensatory
 damages 			arising from a loss covered under
this bond.
	(j)	loss through the surrender of Property away from an
 		office of the Insured as a result of a threat
		(1)	to do bodily harm to any person, except loss
 of 			Property in transit in the custody of any
 person 			acting as messenger provided that
when
 such 				transit was initiated there was
no knowledge
 by 			the Insured of any such threat, or
		(2)	to do damage to the premises or Property of the
			Insured, except when covered under Insuring
			Agreement (A).
	(k)	all costs, fees and other expenses incurred by the
		Insured in establishing the existence of or amount of
		loss covered under this bond unless such indemnity is
		provided for under Insuring Agreement (I).
	(l)	loss resulting from payments made or withdrawals
		from the account of a customer of the Insured,
	shareholder or subscriber to shares involving funds
	erroneously credited to such account, unless such
	payments are made to or withdrawn by such depositor or
representative of such person, who is 			within the
premises of the drawee bank of the Insured 		or within the
office of the Insured at the time of such 		payment or
withdrawal or unless such payment is 			covered
under Insuring Agreement (A).
	(m)	any loss resulting from Uncollectible Items of
	Deposit which are drawn from a financial institution outside the fifty states of the United States of America, District of Columbia, and territories and possessions of the United States of America, and Canada.


SECTION 3. ASSIGNMENT OF RIGHTS

	This bond does not afford coverage in favor of any Employers of temporary personnel or of processors as set forth in sub-sections
 (6) and (7) of Section 1(a) of this bond, as aforesaid, and upon payment to the insured by the Underwriter on account of any loss through dishonest or fraudulent act(s) including Larceny or Embezzlement committed by any of the partners, officers or employees of such Employers, whether acting alone or in collusion with others, an assignment of such of the Insureds rights and causes of action as it may have against such Employers by reason of such acts so committed shall, to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights herein provided for.


SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
 PROCEEDINGS

	This bond is for the use and benefit only of the Insured
named in the Declarations and the Underwriter shall not be liable hereunder for loss sustained by anyone other than the Insured unless the Insured, in its sole discretion and at its option, shall include such loss in the Insureds proof of loss. At the earliest practicable moment after discovery of any loss hereunder the Insured shall give the Underwriter written notice thereof and shall also within six months after such discovery furnish to the Underwriter affirmative proof of loss with full particulars.  If claim is made under this bond for loss of securities or shares, the Underwriter shall not be liable unless each of such securities or shares is identified in such proof of loss by a certificate or bond number or, where such securities or shares are uncertificated, by such identification means as agreed to by the Underwriter. The Underwriter shall have thirty days after notice and proof of loss within which to investigate the claim, and this shall apply notwithstanding the loss is made up
wholly or in part of securities of which duplicates may be obtained.
  Legal proceedings for recovery of any loss hereunder shall not be brought prior to the expiration of sixty days after such proof of loss is filed with the Underwriter nor after the expiration of twenty-four months from the discovery of such loss, except that any action or proceeding to recover hereunder
on account of any judgment against the Insured in any suit
 mentioned in General Agreement C or to recover attorneys
 fees paid in any such suit, shall be begun within twenty-four months from the date upon which the judgment in such suit shall become final. If any limitation embodied in this bond is prohibited by any law controlling the construction hereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.
	Discovery occurs when the Insured
	(a)	becomes aware of facts, or
	(b)	receives written notice of an actual or potential
 claim 		by a third party which alleges that the Insured
is 			liable under circumstance
which would cause a reasonable person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known.


SECTION 5.  VALUATION OF PROPERTY

	The value of any Property, except books of accounts or other records used by the Insured in the conduct of its business, for the loss of which a claim shall be made hereunder, shall be determined by the average market value of such Property on the business day next preceding the discovery of such loss;
 provided, however, that the value of any Property replaced by the Insured prior to the payment of claim therefor shall be the actual market value at the time of replacement; and further provided that in case of a loss or misplacement of interim certificates, warrants, rights, or other securities, the production which is necessary to the exercise of subscription, conversion, redemption or deposit privileges, the value thereof shall be the market value of such privileges immediately preceding the expiration thereof if said loss or misplacement is not discovered until after their expiration.
  If no market price is quoted for such Property or for such privileges, the value shall be fixed by agreement between the parties or by arbitration.
	In case of any loss or damage to Property consisting of books of accounts or other records used by the Insured in the conduct of its business, the Underwriter shall be liable under this bond only if such books or records are actually reproduced and then for not more than the cost of blank books, blank pages or other materials plus the cost of labor for the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such books and other records.


SECTION 6.  VALUATION OF PREMISES AND
  FURNISHINGS

	In case of damage to any office of the Insured, or loss of or damage to the furnishings, fixtures, stationary, supplies, equipment, safes or vaults therein, the Underwriter shall not be liable for more than the actual cash value thereof, or for more than the actual cost of their replacement or repair. The
Underwriter may, at its election, pay such actual cash value or make such replacement or repair. If the Underwriter and the Insured cannot agree upon such cash value or such cost or replacement or repair, such shall be determined by arbitration.


SECTION 7.  LOST SECURITIES

	If the Insured shall sustain a loss of securities the total value of which is in excess of the limit stated in Item 3 of the Declarations of this bond, the liability of the Underwriter shall be limited to payment for, or duplication of, securities having value equal to the limit stated in Item 3 of the Declarations of this bond.
	If the Underwriter shall make payment to the Insured for any loss of securities, the Insured shall thereupon assign to the
Underwriter
 all of the Insureds rights, title and interests in and to said securities.

	With respect to securities the value of which do not exceed the Deductible Amount (at the time of the discovery of the loss)
and for which the Underwriter may at its sole discretion and option and at the request of the Insured issue a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured will pay the usual premium charged therefor and will indemnify the Underwriter against all loss or expense that the Underwriter may sustain because of the issuance of such Lost Instrument Bond or Bonds.
	With respect to securities the value of which exceeds the Deductible Amount (at the time of discovery of the loss) and for which the Underwriter may issue or arrange for the issuance of a Lost Instrument Bond or Bonds to effect replacement thereof, the
 Insured agrees that it will pay as premium therefor a proportion of the usual premium charged therefor, said proportion being equal to the percentage that the Deductible Amount bears to the value of the securities upon discovery of the loss, and that it will indemnify the issuer of said Lost Instrument Bond or Bonds against all loss and expense that is not recoverable from the Underwriter under the terms and conditions of this INVESTMENT COMPANY BOND subject to the Limit of Liability hereunder.


SECTION 8. SALVAGE

	In case of recovery, whether made by the Insured or by the Underwriter, on account of any loss in excess of the Limit of
Liability hereunder plus the Deductible Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the net amount of such recovery, less the actual costs and expenses of making same, shall be applied to reimburse the Insured in full for the excess portion of such loss, and the remainder, if any, shall be paid first in reimbursement of the Underwriter and thereafter in reimbursement of the Insured for that part of such loss within the Deductible Amount. The Insured shall execute all necessary papers to secure to the Underwriter the rights provided for herein.

SECTION 9.  NON-REDUCTION AND NON-
ACCUMULATION OF LIABILITY AND
TOTAL LIABILITY

	At all times prior to termination hereof this bond shall continue in force for the limit stated in the applicable sections of Item 3 of the Declarations of this bond notwithstanding any previous loss for which the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however, that regardless of the number of years this bond shall continue in force and the number of premiums which shall be payable or paid, the liability of the Underwriter under this bond with respect to all loss resulting form
	(a)	any one act of burglary, robbery or hold-up, or
			attempt thereat, in which no Partner or
Employee
is 		concerned or implicated shall be deemed to be one
		loss, or
	(b)	any one unintentional or negligent act on the part of
		any one person resulting in damage to or destruction
		or misplacement of Property, shall be deemed to be
	one loss, or
	(c)	all wrongful acts, other than those specified in (a)
			above, of any one person shall be deemed to be
 one
 		loss, or
	(d)	all wrongful acts, other than those specified in (a)
			above, of one or more persons (which dishonest act(s) or act(s) of Larceny or Embezzlement include,
		but are not limited to, the failure of an Employee to report such acts of others) whose dishonest act or acts intentionally or unintentionally, knowingly or
	unknowingly, directly or indirectly, aid or aids in any
	way, or permits the continuation of, the dishonest act
or acts of any other person or persons shall be
deemed to be one loss with the act or acts of the
persons aided, or
	(e)	any one casualty or event other than those specified
	in (a), (b), (c) or (d) preceding, shall be deemed to be one loss, and shall be limited to the applicable Limit of Liability stated in Item 3 of the Declarations of this bond irrespective of the total amount of such loss or losses and shall not be cumulative in amounts from year to year or from period to period.
	Sub-section (c) is not applicable to any situation to which the language of sub-section (d) applies.


SECTION 10. LIMIT OF LIABILITY

	With respect to any loss set forth in the PROVIDED clause of Section 9 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or cancelled or allowed to expire and in which the period for discovery has not expired at the time any such loss thereunder is discovered, the total liability of the Underwriter under this bond and under other bonds or policies shall not exceed, in the aggregate, the amount carried hereunder on such loss or the amount available to the Insured under such other bonds, or policies, as limited by the terms and conditions thereof, for any such loss if the latter amount be the larger.


SECTION 11.  OTHER INSURANCE

	If the Insured shall hold, as indemnity against any loss covered hereunder, any valid and enforceable insurance or suretyship, the Underwriter shall be liable hereunder only for such amount of such loss which is in excess of the amount of such other insurance or suretyship, not exceeding, however, the Limit of Liability of this bond applicable to such loss.


SECTION 12.  DEDUCTIBLE

	The Underwriter shall not be liable under any of the Insuring Agreements of this bond on account of loss as specified, respectively, in sub-sections (a), (b), (c), (d) and (e) of Section 9, NON-REDUCTION
AND NONACCUMULATION OF LIABILITY AND TOTAL LIABILITY, unless the amount of such loss, after deducting the net amount of all reimbursement and/or recovery obtained or made by the insured, other than from any bond or policy of insurance issued by an insurance company and covering such loss, or by the Underwriter on account thereof prior to payment by the Underwriter of such loss, shall exceed the Deductible Amount set forth in Item 3 of the Declarations hereof (herein called Deductible Amount) and then for such excess only, but in no event for more than the applicable Limit of Liability stated in Item 3 of the Declarations.
	The Insured will bear, in addition to the Deductible Amount, premiums on Lost Instrument Bonds as set forth in Section 7.
	There shall be no deductible applicable to any loss under Insuring Agreement A sustained by any Investment Company named as Insured herein.


SECTION 13.  TERMINATION

	The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and Exchange
 Commission, Washington, D.C. The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the
Securities and Exchange Commission, Washington, D.C. prior to 90 days before the effective date of the termination. The Underwriter shall notify all other Investment Companies named as Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies. Premiums are earned until the termination date as set forth herein.

	This Bond will terminate as to any one Insured, (other
than a registered management investment company), immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for the benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by disposition of all of its assets.
	This Bond will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the Securities and Exchange Commission,
Washington, D.C.
	The Underwriter shall refund the unearned premium computed
as short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata if terminated for any other reason.
	This Bond shall terminate
	(a)	as to any Employee as soon as any partner, officer or
 		supervisory Employee of the Insured, who is not in
			collusion with such Employee, shall learn of any dishonest or fraudulent act(s), including Larceny
 or 		Embezzlement on the part of such Employee without
	prejudice to the loss of any Property then in transit in
	the custody of such Employee and upon the
expiration of ninety (90) days after written notice has
been given to the Securities and Exchange
Commission, Washington, D.C. (See Section 16[d])
and to the Insured Investment Company, or
	(b)	as to any Employee 90 days after receipt by each
		Insured and by the Securities and Exchange
	Commission of a written notice from the Underwriter
of its desire to terminate this bond as to such
Employee, or
	(c)	as to any person, who is a partner, officer or
	employee of any Electronic Data Processor covered under this bond, from and after the time that the
		Insured or any partner or officer thereof not in
			collusion with such person shall have knowledge of

		information that such person has committed any dishonest or fraudulent act(s), including Larceny or
Embezzlement in the service of the Insured or otherwise, whether such act be committed before or after the time this bond is effective.


SECTION 14.  RIGHTS AFTER TERMINATION OR
	CANCELLATION

	At any time prior to the termination or cancellation of
this bond as an entirety, whether by the Insured or the Underwriter
, the Insured may give to the Underwriter notice that if desires under this bond an additional period of 12 months within which to discover loss sustained by the Insured prior to the effective date of such termination or cancellation and shall pay an additional premium therefor.
	Upon receipt of such notice from the Insured, the Underwriter shall give its written consent thereto: provided, however, that such additional period of time shall terminate immediately;
	(a)	on the effective date of any other insurance obtained
		by the Insured, its successor in business or any other party, replacing in whole or in part the insurance afforded by this bond, whether or not such other insurance provides coverage for loss sustained prior
		to its effective date, or
	(b)	upon takeover of the Insureds business by any State
	or Federal official or agency, or by any receiver or liquidator, acting or appointed for this purpose without the necessity of the Underwriter giving notice of such termination.
 In the event that such 	additional period of time is
terminated, as
provided above, the Underwriter shall refund any unearned premium.
	The right to purchase such additional period for the discovery of loss may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insureds business for the operation or for the liquidation thereof or for any other purpose.


SECTION 15.  CENTRAL HANDLING OF SECURITIES

	Securities included in the systems for the central handling of securities established and maintained by Depository Trust Company,
 Midwest Depository Trust Company, Pacific Securities Depository Trust Company, and Philadelphia Depository Trust Company, hereinafter called Corporations, to the extent of the Insureds interest therein as effective by the making of appropriate entries on the books and records of such Corporations shall be deemed to be Property.
	The words 'Employee' and 'Employees' shall be deemed to include the officers, partners, clerks and other employees if the New York Stock Exchange, Boston Stock Exchange, Midwest Stock Exchange, Pacific Stock Exchange and
Philadelphia Stock Exchange, hereinafter called Exchanges, and of the above named Corporations, and of any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and any employee of any recognized service company, while such officers, partners, clerks and other employees and employees of service companies perform services for such Corporations in the operation of such systems. For the purpose of the above definition a recognized service company shall be any company providing clerks or other personnel to said Exchanges or Corporation on a contract basis.
	The Underwriter shall not be liable on account of any loss(es) in connection with the central handling of securities within the systems established and maintained by such Corporations, unless such loss(es)
 shall be in excess of the amount(s) recoverable or recovered under any bond or policy if insurance indemnifying such Corporations, against such loss(es), and then the Underwriter shall be liable hereunder only for the Insureds share of such excess loss(es), but in no event for more than the Limit of Liability applicable hereunder.
	For the purpose of determining the Insureds share of excess loss(es) it shall be deemed that the Insured has an interest in any certificate representing any security included within such systems equivalent to the interest the Insured then has in all certificates representing the same security included within such systems and that such Corporation shall use their best judgment in apportioning the amount(s) recoverable or recovered under any bond or policy of insurance indemnifying such Corporations against such loss(es) in connection with the central handling of securities within such systems among all those having an interest as recorded by appropriate entries in the books and records of such
Corporations in Property involved in such loss(es) on the basis that each such interest shall share in the amount(s) so recoverable or recovered in the ratio that the value of each such interest bears to the total value of all such interests and that the Insureds share of such excess loss(es) shall be the amount of the Insureds interest in such Property in excess of the amount(s) so apportioned to the Insured by such Corporations.
	This bond does not afford coverage in favor of such Corporations or Exchanges or any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and upon payment to the Insured by the Underwriter on account of any loss(Es)
within the systems, an assignment of such of the Insureds rights and causes of action as it may have against such Corporations or Exchanges shall to the extent of such payment, be given by the Insured to the
 Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights provided for herein.


SECTION 16.  ADDITIONAL COMPANIES INCLUDED AS
INSURED

	If more than one corporation, co-partnership or person or
 any combination of them be included as the Insured herein:
	(a)	the total liability of the Underwriter hereunder for
 			loss or losses sustained by any one or more
or all of 		them shall not exceed the limit for which the
			Underwriter would be liable hereunder if all
such loss 		were sustained by any one of them.
	(b)	the one first named herein shall be deemed
	authorized to make, adjust and receive and enforce
	payment of all claims hereunder and shall be deemed
to be the agent of the others for such purposes and
for the giving or receiving of any notice required or
permitted to be given by the terms hereof, provided
that the Underwriter shall furnish each named
Investment Company with a copy of the bond and
with any amendment thereto, together with a copy of
each formal filing of the settlement of each such
	claim prior to the execution of such settlement,
	(c)	the Underwriter shall not be responsible for the
			proper application of any payment made
 hereunder to 		said first named Insured,

(d)	knowledge possessed or discovery made by any
	partner, officer or supervisory Employee of any
	Insured shall for the purpose of Section 4 and Section
13 of this bond constitute knowledge or discovery by
all the Insured, and
	(e)	if the first named Insured ceases for any reason to
 be 		covered under this bond, then the Insured next named
 		shall thereafter be considered as the first named Insured for the purposes of this bond.


SECTION 17.  NOTICE AND CHANGE OF CONTROL

	Upon the Insureds obtaining knowledge of a transfer of its outstanding voting securities which results in a change in control
(as set forth in Section 2(a) (9) of the Investment Company Act of 1940)
 of the Insured, the Insured shall within thirty (30) days of such knowledge give written notice to the Underwriter setting forth:
	(a)	the names of the transferors and transferees (or
 the 			names of the beneficial owners if the
 voting 			securities are requested in another
 name), and
	(b)	the total number of voting securities owned by the
			transferors and the transferees (or the
beneficial
			owners), both immediately before and after the
			transfer, and
	(c)	the total number of outstanding voting securities.

	As used in this section, control means the power to exercise a controlling influence over the management or policies of the
Insured.
	Failure to give the required notice shall result in termination of coverage of this bond, effective upon the date of stock transfer for any loss in which any transferee is concerned or implicated.
	Such notice is not required to be given in the case of an Insured which is an Investment Company.


SECTION 18.  CHANGE OR MODIFICATION

	This bond or any instrument amending or effecting same may not be changed or modified orally. No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriters Authorized Representative.
 When a bond covers only one Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities and Exchange Commission, Washington, D. C. by the Insured
or by the Underwriter. If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and Exchange Commission, Washington, D.C. not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company.

IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page.

RIDER NO. 1

INSURING AGREEMENT L


To be attached to and form part of Bond No. 234-62-64
 - 01

in favor of       Small Cap Value Fund, Inc.

It is agreed that:

1.	The attached bond is amended by adding an
 additional Insuring Agreement as follows:

COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)	entry of data into, or
(2)	change of data elements or programs within

a Computer System; provided that fraudulent entry or change causes

	(a)	Property to be transferred, paid or
delivered,
	(b)	an account of the Insured, or of its customer,
 to be added, deleted, debited or credited, or
	(c)	an unauthorized account or a fictitious account
 to be debited or credited;

(3)	voice instructions or advices having been transmitted
 to the Insured or its agent(s) by 	telephone;

and provided further, the fraudulent entry or change is made or caused by an individual acting with the manifest intent to:

	(i)	cause the Insured or its agent(s) to sustain a
loss, and
	(ii)	obtain financial benefit for that individual or
for other persons intended by that 			individual
 to receive financial benefit,
	(iii)	and further provided such voice instructions or
 advices:

	(a)	were made by a person who purported to represent
 an individual authorized to make 			such voice
 instructions or advices; and
	(b)	were electronically recorded by the Insured or its
 agent(s).

(4)	It shall be a condition to recovery under the Computer
 Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over telephone. The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuos basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any cause, or error omission of any Employee(s) or agent(s) of the Insured.

SCHEDULE OF SYSTEMS

Insureds Proprietary System

2.	As used in this Rider, Computer System means:

	(a)	computers with related peripheral components,
including storage components, wherever 		located,
	(b)	systems and applications software,
	(c)	terminal devices,
	(d)	related communication networks or customer
communication systems, and
	(e)	related Electronic Funds Transfer Systems,

by which data are electronically collected, transmitted, processed, stored, and retrieved.

3.	In addition to the exclusion in the attached bond, the
following exclusions are applicable to this Insuring Agreement:

	(a)	loss resulting directly or indirectly from the
theft of confidential information, material or 	data:  and (b)
loss resulting directly or indirectly from entries or changes
made by an 	individual authorized to have access to a Computer
 System who acts in good faith on 	instructions, unless such
instructions are given to that individual by a software contractor
 (or 	by a partner, officer or employee thereof) authorized by
the Insured to design, develop, 	prepare, supply service,
write or implement programs for the Insureds Computer System.

4.	The following portions of the attached bond are not
applicable to this Rider:

	(a)	the initial paragraph of the bond preceding the
 Insuring Agreements which reads '...at 	any time but
discovered during the Bond Period.'
	(b)	Section 9-NON-REDUCTION AND NON-ACCUMULATION OF
 LIABILITY AND 	TOTAL LIABILITY
	(c)	Section 10-LIMIT OF LIABILITY

5.	The coverage afforded by this rider applies only to loss
 discovered by the Insured during the period this Rider is in force.

6.	All loss or series of losses involving the fraudulent
 activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7.	The Limit of Liability for the coverage provided by this
 Rider shall be Dollars, $250,000.

8.	The Underwriter shall be liable hereunder for the amount
 by which one loss shall be in excess of $5,000 (herein called the Deductible Amount) but not in excess of the Limit of Liability stated above.

9.	If any loss is covered under this Insuring Agreement
and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

10.	Coverage under this Rider shall terminate upon termination
or cancellation of the bond to which this Rider is attached.
Coverage
under this rider may also be terminated or cancelled without cancelling the bond as an entirety:

	(a)	90 days after receipt by the Insured of written
notice
 from the Underwriter of its desire to 		terminate or cancel
 coverage under this Rider, or
	(b)	immediately upon receipt by the Underwriter of a
written request from the Insured to 			terminate
or cancel coverage under this Rider.

The Underwriter shall refund to the Insured the unearned premium for this coverage under this Rider. The refund shall be computed at shore rates if this Rider is terminated or cancelled or reduces by notice from, or at the instance of the Insured.

11.	Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the
Conditions and Limitations of this bond is amended by adding the following sentence:

'Proof of Loss resulting from Voice Instructions or advices covered under this bond shall include Electronic Recording of such Voice Instructions or advices.'

12.	Notwithstanding the foregoing, however, coverage
afforded by the Rider is not designed to provide protection against loss covered under a separate Electronic and Computer
 Crime Policy by whatever title assigned or by whatever Underwriter written. Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate Policy.

13.	This rider shall become effective as of 12:01 a.m. on
\12/26/2009
 standard time.

  INSURED COPY

          234-62-64 - 01 INSURED COPY 234-62-64 - 01